EXHIBIT 10.74

SERIES F CONVERTIBLE PREFERRED STOCK ISSUANCE
AGREEMENT

Dated as of August 29, 2008

among

BPO MANAGEMENT SERVICES, INC.

and

THE EXCHANGING HOLDERS LISTED ON EXHIBIT A

-i-

SERIES F CONVERTIBLE PREFERRED STOCK ISSUANCE AGREEMENT

This SERIES F CONVERTIBLE PREFERRED STOCK ISSUANCE AGREEMENT (the “Agreement”) is dated as of August 29, 2008 by and among BPO Management Services, Inc., a Delaware corporation (the “Company”), and each of the persons who are exchanging certain warrants for shares of Series F Convertible Preferred Stock of the Company, whose names are set forth on Exhibit A hereto (individually, an “Exchanging Holder” and collectively, the “Exchanging Holders”).

The parties hereto agree as follows:

ARTICLE I

ISSUANCE OF PREFERRED STOCK

1.1           Exchange of Warrants and Issuance of Stock.    Upon the following terms and conditions, the Company shall issue to the Exchanging Holders that number of shares of the Company’s Series F Convertible Preferred Stock, par value $0.01 per share and stated value of $4.25 per share (the “Preferred Shares”), each Preferred Share initially convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at the Conversion Price (as defined in the Certificate of Designation (as defined below)), which Conversion Price shall initially be $0.17, subject to adjustment as set forth therein, in the amounts set forth opposite such Exchanging Holder’s name on Exhibit A hereto and, in exchange therefor, each of the Exchanging Holders shall transfer to the Company for cancellation all and not less than all of the Series A Warrants to Purchase Shares of Common Stock of the Company, Series B Warrants to Purchase Shares of Common Stock of the Company, and those Series D Warrants to Purchase Shares of Common Stock of the Company that have a current exercise price of $1.10 that are owned by such Exchanging Holders (collectively, the “Warrants”), which Warrants are presently exercisable for shares of Common Stock, in the amounts set forth opposite such Exchanging Holder’s name on Exhibit A hereto.  The designation, rights, preferences, and other terms and provisions of the Series F Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series F Convertible Preferred Stock attached hereto as Exhibit B (the “Certificate of Designation”).  The Company and the Exchanging Holders are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), or Section 4(2) of the Securities Act.

1.2           Conversion Shares.    The Company has authorized and, subject to an amendment of its Certificate of Designation, has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding, which reservation shall be in effect not later than one year following the Closing Date and thereafter.  The Preferred Shares and the Conversion Shares are collectively referred to as the “Shares.”

1.3           Exchanged Warrants and Closing.    Subject to the terms and conditions hereof, the Company agrees to issue to the Exchanging Holders and, in consideration of and in express reliance upon the representations, warranties, covenants, terms, and conditions of this Agreement, the Exchanging Holders, severally but not jointly, agree to exchange all and not less than all of the Warrants for the Preferred Shares.  The Preferred Shares shall be issued in a single closing (the “Closing”).  The Closing shall take place not later than upon the execution of this Agreement by the minimum number of parties required to amend the Series D Convertible Stock Purchase Agreement (the “Closing Date”).  The Closing shall take place at the offices of Bryan Cave LLP, 1900 Main Street, Suite 700, Irvine, California 92614 at 10:00 a.m., California time, on such date.  Subject to the terms and conditions of this Agreement, at the Closing, (x) the Company shall deliver or cause to be delivered to each Exchanging Holder a certificate for the number of Preferred Shares as is set forth opposite the name of such Exchanging Holder on Exhibit A attached hereto, (y) each Exchanging Holder shall deliver or cause to be delivered to the Company certificates representing all and not less than all of its Warrants as is set forth opposite the name of such Exchanging Holder on Exhibit A attached hereto, and (z) each of the Company and each Exchanging Holder shall deliver or cause to be delivered to the relevant party any other documents required to be delivered pursuant to Article IV hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Company.    The Company hereby represents and warrants to the Exchanging Holders, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)           Organization, Good Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware  and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any subsidiaries except as referenced in Section 2.1(g), below.  The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(h) hereof) on the Company’s financial condition.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 3.8), and the Certificate of Designation (collectively, the “Transaction Documents”) and to issue the Preferred Shares in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization.  The authorized capital stock of the Company and the shares thereof issued and outstanding as of March 31, 2008 are set forth on the Company’s Quarterly Report on Form 10-Q, as filed with the United States Securities and Exchange Commission (the “Commission”) on May 20, 2008.  All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized.  The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto.  The Company has furnished or made available to the Exchanging Holders true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

(d)           Issuance of Shares.  The Preferred Shares to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation.  When the Conversion Shares are issued in accordance with the terms of the Certificate of Designation, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument, or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge, or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local, or foreign statute, rule, regulation, order, judgment, or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances, or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not or will not have a Material Adverse Effect.  The Company is not required under Federal, state, or local law, rule, or regulation to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, or perform any of its obligations under the Transaction Documents, or issue the Preferred Shares and the Conversion Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, or any other Transaction Document); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Exchanging Holders herein.

(f)           Financial Statements.  The Company’s audited financial statements for the fiscal year ended December 31, 2007 and unaudited financial statements for the fiscal quarter ended March 31, 2008 (the “Unaudited Financial Statements Date”) (such annual and quarterly financial statements are collectively referred to herein as the “Financial Statements”) have been filed with the Commission as part of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008.  The Financial Statements complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and the Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the Financial Statements were complete and correct in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           Subsidiaries.  The subsidiaries of the Company are listed on Exhibit 21 to the Company’s Annual Report on Form 10-KSB, as filed with the Commission on April 15, 2008.  For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.  All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  There are no outstanding preemptive, conversion, or other rights, options, warrants, or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for, or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants, or options of the type described in the preceding sentence.  Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

(h)           Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Document or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Transaction Documents in any material respect.

(i)            No Undisclosed Events or Circumstances.  No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations, or financial condition, which, under applicable law, rule, or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j)            Compliance with Law.  The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state, and local governmental laws, rules, regulations, and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect.  The Company and each of its subsidiaries have all franchises, permits, licenses, consents, and other governmental or regulatory authorizations, and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents, and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(k)           Certain Fees.  No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Exchanging Holder with respect to the transactions contemplated by this Agreement.

(l)            Disclosure.  Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Exchanging Holders by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(m)           Securities Act of 1933.  Based in part upon the representations herein of the Exchanging Holders, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer and issuance of the Shares hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the issuance of any of the Shares.

(n)           Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which, if required, shall be filed on a timely basis), including the filing of the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing, or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic, or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under the Transaction Documents.

(o)           Dilutive Effect.  The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(p)           Independent Nature of Exchanging Holders.  The Company acknowledges that the obligations of each Exchanging Holder under the Transaction Documents are several and not joint with the obligations of any other Exchanging Holder, and no Exchanging Holder shall be responsible in any way for the performance of the obligations of any other Exchanging Holder under the Transaction Documents.  The Company acknowledges that the decision of each Exchanging Holder to purchase securities pursuant to this Agreement has been made by such Exchanging Holder independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have made or given by any other Exchanging Holder or by any agent or employee of any other Exchanging Holder, and no Exchanging Holder or any of its agents or employees shall have any liability to any Exchanging Holder (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Exchanging Holder pursuant hereto or thereto, shall be deemed to constitute the Exchanging Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Exchanging Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Exchanging Holder shall be entitled to protect and enforce its rights independently, including without limitation, the rights arising out of this Agreement or out of the other Transaction Document, and it shall not be necessary for any other Exchanging Holder to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Exchanging Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Exchanging Holders.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Exchanging Holders are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

(q)           No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.  The Company has not engaged any placement agent or other agent in connection with the issuance of the Shares or the transactions contemplated herein.

2.2           Representations and Warranties of the Exchanging Holders.    Each of the Exchanging Holders hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Exchanging Holder:

(a)           Incorporation and Standing of the Exchanging Holders.  If the Exchanging Holder is an entity, such Exchanging Holder is a corporation, limited liability company or partnership duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)           Authorization and Power.  Each Exchanging Holder has the requisite power and authority to enter into and perform this Agreement and to exchange the Warrants for the Preferred Shares being issued to it hereunder.  The execution, delivery and performance of this Agreement by such Exchanging Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Exchanging Holder or its Board of Directors, stockholders, or partners, as the case may be, is required.  This Agreement has been duly authorized, executed, and delivered by such Exchanging Holder and constitutes a valid and binding obligation of the Exchanging Holder enforceable against the Exchanging Holder in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by such Exchanging Holder of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Exchanging Holder’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Exchanging Holder is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Exchanging Holder or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Exchanging Holder).  Such Exchanging Holder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to exchange the Warrants for the Preferred Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Exchanging Holder is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Acquisition for Investment.  Each Exchanging Holder is acquiring the Preferred Shares solely for its own account, or that of its Affiliates, for the purpose of investment and not with a view to or for sale in connection with distribution.  Each Exchanging Holder does not have a present intention to sell the Preferred Shares, except to an Affiliate, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares to or through any person or entity, except to an Affiliate; provided, however, that by making the representations herein and subject to Sections 2.2(h) and (k) below, such Exchanging Holder does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.  Each Exchanging Holder acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its exchange of the Warrants for the Preferred Shares.

(e)           Status of Exchanging Holders.  Each Exchanging Holder is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.  Each Exchanging Holder has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares.  Such Exchanging Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Exchanging Holder is not a broker-dealer.

(f)           Opportunities for Additional Information.  Each Exchanging Holder acknowledges that such Exchanging Holder has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Exchanging Holder’s personal knowledge of the Company’s affairs, such Exchanging Holder has asked such questions and received answers to the full satisfaction of such Exchanging Holder, and such Exchanging Holder desires to invest in the Company.

(g)           No General Solicitation.  Each Exchanging Holder acknowledges that the Preferred Shares were not offered to such Exchanging Holder by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Exchanging Holder was invited by any of the foregoing means of communications.

(h)           Rule 144.  Such Exchanging Holder understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available.  Such Exchanging Holder acknowledges that such Exchanging Holder is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances.  Such Exchanging Holder understands that to the extent that Rule 144 is not available, such Exchanging Holder will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)           General.  Such Exchanging Holder understands that the Preferred Shares are being offered in exchange for the Warrants in reliance on a securities exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of such Exchanging Holder set forth herein in order to determine the applicability of such exemptions and the suitability of such Exchanging Holder to acquire the Preferred Shares.

(j)           Independent Investment.  Except as may be disclosed in any filings with the Commission by the Exchanging Holders under Section 13 and/or Section 16 of the Exchange Act, no Exchanging Holder has agreed to act with any other Exchanging Holder for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Exchanging Holder is acting independently with respect to its investment in the Shares.

(k)           Trading Activities; No Short Sales.  Each Exchanging Holder’s trading activities with respect to the Shares shall be in compliance with all applicable federal and state securities laws.  No Exchanging Holder or any of its affiliates has an open short position in the Common Stock.  Each Exchanging Holder, whether in its own capacity or through a representative, agent, or affiliate agrees that it will not enter into or effect any “short sales” (as such term is defined in Rule 3b-3 of the Exchange Act) of the Shares or any hedging transaction, including obtaining borrow, which establishes a net short position with respect to the Shares, whether on a U.S. domestic exchange or any foreign exchange.  Additionally, each Exchanging Holder further agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales with respect to the Common Stock.

ARTICLE III

COVENANTS

The Company covenants with each of the Exchanging Holders as follows, which covenants are for the benefit of the Exchanging Holders and their permitted assignees (as defined herein).

3.1           Securities Compliance.    The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Current Report on Form 8-K with respect to the transactions contemplated hereby, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares and the Conversion Shares to the Exchanging Holders or subsequent holders.

3.2           Compliance with Laws.    The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations, and orders, noncompliance with which could have a Material Adverse Effect.

3.3           Amendments.    Except as otherwise provided herein, the Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, or voting rights of the Preferred Shares; provided, however, that any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank on parity with the Preferred Shares shall not be deemed to materially and adversely affect such rights, preferences or privileges.

3.4           Other Agreements.    The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

3.5           Reservation of Shares.    From and after the first anniversary hereof and thereafter so long as any of the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred twenty percent (120%) the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

3.6           Transfer Agent Instructions.    The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Exchanging Holder or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Exchanging Holder to the Company upon conversion of the Preferred Shares in the form substantially similar to one previously used by the Company (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.6 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.  If an Exchanging Holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Exchanging Holder provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Exchanging Holder and without any restrictive legend.  The Company acknowledges that a breach by it of its obligations under this Section 3.6 will cause irreparable harm to the Exchanging Holders by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.6, that the Exchanging Holders shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

3.7           Disclosure of Transaction.    The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date.  The Press Release shall be subject to prior review and comment by the Exchanging Holders.  “Trading Day” means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is quoted or traded) shall be open for trading.

3.8           Disclosure of Material Information.    The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Exchanging Holder or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement or information provided in the ordinary course to a member of the Board of Directors in his capacity as such), unless prior thereto such Exchanging Holder shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Exchanging Holder shall be relying on the foregoing representations in effecting transactions in securities of the Company.  Notwithstanding the requirements in this Section 3.8 in the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees, and agents, in addition to any other remedy provided herein or in the Transaction Documents, an Exchanging Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement, or otherwise, of such material, nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees, or agents.  No Exchanging Holder shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, stockholders, or agents for any such disclosure.

3.9           Pledge of Securities.    The Company acknowledges and agrees that the Shares may be pledged by an Exchanging Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock.  The pledge of Common Stock shall not be deemed to be a transfer, sale, or assignment of the Common Stock hereunder, and no Exchanging Holder effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that an Exchanging Holder and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee.  At the Exchanging Holders’ expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by an Exchanging Holder.  Notwithstanding the above, no Exchanging Holder shall permit any such pledgee, or such pledgee’s affiliates, to engage in any short sales in respect of any such pledged shares.

ARTICLE IV

CONDITIONS

4.1           Conditions Precedent to the Obligation of the Company to Issue the Shares.    The obligation hereunder of the Company to issue the Preferred Shares to the Exchanging Holders is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of Each Exchanging Holder’s Representations and Warranties.  The representations and warranties of each Exchanging Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Exchanging Holders.  Each Exchanging Holder shall have performed, satisfied, and complied in all respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by such Exchanging Holder at or prior to the Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of the Warrants.  The Warrants have been delivered to the Company at the Closing Date.

(e)           Delivery of Transaction Documents.  The Transaction Documents, as relevant, shall have been duly executed and delivered by the Exchanging Holders to the Company.

4.2           Conditions Precedent to the Obligation of the Exchanging Holders to Purchase the Shares.    The obligation hereunder of each Exchanging Holder to deliver the Warrants to the Company in exchange for the Preferred Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for each Exchanging Holder’s sole benefit and may be waived by such Exchanging Holder at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

(b)           Performance by the Company.  The Company shall have performed, satisfied, and complied in all respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors, or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and, as relevant, delivered by the Company to the Exchanging Holders.

(f)           Certificate of Designation of Rights and Preferences.  Prior to the Closing, the Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of the State of Delaware.

(g)           Certificates.  The Company shall have executed and delivered to the Exchanging Holders the certificates (in such denominations as such Exchanging Holder shall request) for the Preferred Shares being issued to such Exchanging Holder at the Closing (in such denominations as such Exchanging Holder shall request).

(h)           Resolutions.  The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Exchanging Holder (the “Resolutions”).

(i)            Reservation of Shares.  Not later than one year following the Closing Date and thereafter, the Company shall reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding on the Closing Date.

(j)            Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V

STOCK CERTIFICATE LEGEND

5.1           Legend.    Each certificate representing the Preferred Shares and the Conversion Shares, if appropriate, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BPO MANAGEMENT SERVICES, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request.  Such proposed transfer and removal will not be effected until:  (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto.  The Company will respond to any such notice from a holder within five (5) business days.  In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.  The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.  Whenever a certificate representing the Conversion Shares is required to be issued to an Exchanging Holder without a legend, in lieu of delivering physical certificates representing the Conversion Shares, the Company shall cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to an Exchanging Holder by crediting the account of such Exchanging Holder’s Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement and provided that the provisions of Rule 144 so permit) provided that the Company and the Company’s transfer agent are participating in DTC through the DWAC system.

ARTICLE VI

INDEMNIFICATION

6.1           Company Indemnity.    The Company agrees to indemnify and hold harmless the Exchanging Holders (and their respective directors, officers, managers, partners, members, stockholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages, and expenses (including, without limitation, reasonable attorneys’ fees, charges, and disbursements) incurred by the Exchanging Holders as a result of any inaccuracy in or breach of the representations, warranties, or covenants made by the Company herein.

6.2           Indemnification Procedure.    Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim, or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS

7.1           Fees and Expenses.    Each party shall pay the fees and expenses of its advisors, counsel, accountants, and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement.

7.2           Specific Enforcement, Consent to Jurisdiction

(a)           The Company and the Exchanging Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Document were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Each of the Company and the Exchanging Holders (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Document or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Exchanging Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

7.3           Entire Agreement; Amendment.    This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Exchanging Holders makes any representations, warranty, covenant, or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least seventy-five percent (75%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

7.4           Notices.    Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	BPO Management Services, Inc. 1290 N. Hancock, Ste 202 Anaheim, CA 92807 Attention: Chief Executive Officer Tel. No.: (714) 974-2670 Fax No.: (714) 974-4771 E-mail: patrick.dolan@bpoms.com

with copies to (which copy shall not constitute notice):	Bryan Cave LLP 1900 Main Street, Suite 700 Irvine, CA 92614 Attention: Randolf W. Katz, Esq. Tel. No.: (949) 223-7103 Fax No.: (949) 223-7100 E-mail: rwkatz@bryancave.com and:
Cornman & Swartz 19800 MacArthur Blvd., Suite 820 Irvine, CA 92612 Attention: Jack T. Cornman, Esq. Tel. No.: (949) 224-1500 Fax No.: (949) 224-1505

If to any Exchanging Holder:
At the address of such Exchanging Holder set forth on Exhibit A to this Agreement, with copies to Exchanging Holder’s counsel as set forth on Exhibit A or as specified in writing by such Exchanging Holder with copies to (which copy shall not constitute notice):

Any party hereto may from time to time change its address for notices by giving at least ten (10) days’ written notice of such changed address to the other party hereto.

7.5           Waivers.    No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6           Headings.    The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

7.7           Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

7.8           No Third-Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9           Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

7.10         Survival.    The representations and warranties of the Company and the Exchanging Holders shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date, except the agreements and covenants set forth in Articles I, III, V, VI, and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder, provided, that the covenants set forth in Article III of this Agreement which contain a term shall so survive only until expiration of said term.

7.11         Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

7.12         Publicity.    The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Exchanging Holders without the consent of the Exchanging Holders unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.13         Severability.    The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

7.14         Further Assurances.    From and after the date of this Agreement, upon the request of any Exchanging Holder or the Company, each of the Company and the Exchanging Holders shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Certificate of Designation.

7.15         2007 Stock Incentive Plan Amendment.    The Exchanging Holders hereby acknowledge and agree that the Company shall have the right to amend the 2007 Stock Incentive Plan (the “Plan”), if unanimously approved by the Board of Directors for the benefit of the current and future management of the Company and its subsidiaries pursuant to which up to Twelve Million Three Hundred Sixty-six Thousand Six Hundred Sixty-seven (12,366,667) shares of Common Stock may be issued, provided that options to purchase up to an aggregate Eight Million Three Hundred Thirty-three Thousand Three Hundred Thirty-four (8,333,334) shares of the Common Stock available for issuance under the Plan shall be granted (including options to purchase Common Stock) to Patrick Dolan and James Cortens.  The vesting provisions of stock options pursuant to the Plan shall be on terms no more favorable than the Company’s vesting provisions for awards of stock options under its 2007 Stock Incentive Plan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

BPO MANAGEMENT SERVICES, INC.

By: /s/ Patrick A. Dolan
Name: Patrick A. Dolan Title: Chief Executive Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By: /s/ Adam Benowitz
Name: Adam Benowitz Title: Director

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By: /s/ Russell Cleveland
Russell Cleveland President

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By: /s/ Russell Cleveland
Russell Cleveland President

US SPECIAL OPPORTUNITIES TRUST PLC

By: /s/ Russell Cleveland
Russell Cleveland President

PREMIER RENN US EMERGING GROWTH FUND LTD.

By: /s/ Russell Cleveland
Russell Cleveland President

BRIDGEPOINTE MASTER FUND LTD.

By:
Name: Title:

HELLER CAPITAL INVESTMENTS LLC

By: /s/ Ronald J. Heller
Name: Ronald J. Heller Title: Chief Executive Officer

EXHIBIT A to the
SERIES F CONVERTIBLE PREFERRED STOCK ISSUANCE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.

Legal Entity Name and Address of Exchanging Holder	Number of Preferred Shares Issued	Number and Class of Warrants Exchanged

VISION OPPORTUNITY MASTER FUND, LTD.
20 W. 55th Street, 5th floor	145,057	A-Warrant	5,666,667
New York, NY 10019	226,667	B-Warrant	11,333,334
Tel: Fax: 212-867-1416	164,267	D-Warrant	7,333,334
Attn: Adam Benowitz and Antti Uusiheimala	536,001
E-mail: adam@visicap.com & antti@visicap.com

RENAISSANCE US GROWTH INVESTMENT TRUST PLC (“RUSGIT”)
Frost National Bank	26,667	A-Warrant	1,041,667
100 W. Houston Street	41,667	B-Warrant	2,083,334
ATTN: Henri Domingues T-8	23,334	D-Warrant	1,041,667
San Antonio, TX 78205	91,668		4,166,668
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC. (“RENN3”)
Frost National Bank	21,334	A-Warrant	833,334
100 W. Houston Street	33,334	B-Warrant	1,666,667
ATTN: Henri Domingues T-8	18,667	D-Warrant	833,334
San Antonio, TX 78205	73,335		3,333,335
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

US SPECIAL OPPORTUNITIES TRUST PLC (“USSO”)
Frost National Bank	26,667	A-Warrant	1,041,667
100 W. Houston Street	41,667	B-Warrant	2,083,334
ATTN: Henri Domingues T-8	23,334	D-Warrant	1,041,667
San Antonio, TX 78205	91,668		4,166,668
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

PREMIER RENN US EMERGING GROWTH FUND LTD. (“PREMIER”)
Premier RENN US Emerging Growth Fund Ltd.
Acct # PRN01/17-28085	10,667	A-Warrant	416,667
c/o Cristina Ramones	16,667	B-Warrant	833,334
The Northern Trust Company	9,334	D-Warrant	416,667
801 South Canal Street, C-1-North	36,668		1,666,668
Chicago, IL 60607
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

BRIDGEPOINTE MASTER FUND LTD.
1120 Sanctuary Parkway, Suite 325	42,667	A-Warrant	1,666,667
Alpharetta, GA 30004	66,667	B-Warrant	3,333,334
Contact for docs: Brad Hathorn	42,400	D-Warrant	1,000,000
Tel: 770-640-8130 ext 120 Fax: 770.777.5844	131,734		6,000,001
Email: bradhathorn@roswellcapitalpartners.com

HELLER CAPITAL INVESTMENTS LLC
700 E. Palisade Ave
Englewood Cliffs, NJ 07632	25,601	A-Warrant	1,000,001
Contacts for docs: Steven Hart	40,001	B-Warrant	2,000,001
Tel: 201-816-4235/ Fax: 201-569-5014	00,000	D-Warrant	0,000,000
Email: shart@hellercapitalpartners.com	65,602		3,000,002

EXHIBIT B to the
SERIES F CONVERTIBLE PREFERRED STOCK ISSUANCE AGREEMENT FOR
BPO MANAGEMENT SERVICES, INC.
FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT C

BPO MANAGEMENT SERVICES, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series F Convertible Preferred Stock of BPO Management Services, Inc. (the “Certificate of Designation”).  In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of BPO Management Services, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:
Title:
Dated: